Exhibit 1.01

General Electric Company
2014 Conflict Minerals Report
Introduction
General Electric Company ("GE" or the "Company") has prepared this Report for the year ended December 31, 2014 to satisfy the requirements of Rule 13p-1 of the Securities Exchange Act.  GE manufactures a wide range of products that contain tin, tantalum, tungsten or gold ("3TG" or "Conflict Minerals"), but GE does not purchase ore or unrefined Conflict Minerals from mines and generally is many steps removed in the supply chain from the mining of these minerals.  We purchase materials from a wide network of suppliers so we necessarily rely on them to assist with our reasonable country of origin inquiry.  After performing a reasonable country of origin inquiry and due diligence for 2014, we have not been able to establish the conflict status of our products, due to the continued unavailability of complete information across our broad and deep supply chain.  However, in 2014, the number of smelters and refiners in our supply chain that have been verified to be conflict-free substantially increased in comparison to 2013, as described under "Continuous improvement" below.
This Report describes:
	the due diligence we performed for 2014, including the steps we took to mitigate the risk that Conflict Minerals in our products benefit armed groups;
	the products that we have reason to believe might contain 3TG originating from the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries");
	information known about the facilities and countries of origin of the 3TG in those products;
	acronyms used in this Report; and
	where you can find additional information about our Conflict Minerals program.
Due Diligence
1.	Design of GE's due diligence measures
GE has adopted Conflict Minerals Guidelines (the "Guidelines") that lay out the design of its Conflict Minerals due diligence process.  The Guidelines describe procedures that each GE business is expected to use to perform due diligence on the source and origin of 3TG contained in products it manufactures. GE management designed our due diligence measures to conform in material respects to the OECD Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Guidance"), the Supplement on Tin, Tantalum, and Tungsten (the "Supplement"), and the Supplement on Gold.

2.	Description of GE's due diligence measures for 2014
This description of due diligence measures refers to measures performed at the GE corporate level and by the following GE businesses:  Appliances & Lighting, Aviation, Energy Management, Healthcare, Oil & Gas, Power & Water and Transportation. This description is presented pursuant to the organizational structure of the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance, as elaborated for downstream companies in the Supplement.
Step 1:  Establish strong company management systems
A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas
The Guidelines contain the operative provisions of GE's Statement on Conflict Minerals, which can be found on GE's website (see "Additional Resources" below), as well as the process for ensuring that risks are adequately managed.  GE Corporate created and disseminated the Guidelines to each GE business for execution of GE's Conflict Minerals due diligence process.  Additional GE policies that relate to the due diligence measures contained in the OECD Guidance are incorporated into GE's policy document The Spirit & the Letter, which can be found on GE's website (see "Additional Resources" below).
B.	Structure internal management systems to support supply chain due diligence
GE corporate.  A senior GE executive, supported by a senior GE lawyer, has oversight responsibility for GE's Statement on Conflict Minerals, including the establishment of processes and procedures to carry out this statement.
GE businesses. Each GE business has:
	established a system to support performance of due diligence on its supply chain;
	documented that system in a written business program; and
	assigned personnel responsible for executing the business program.
Internal reporting.  For 2014, GE Corporate used the following Conflict Minerals due diligence reporting mechanisms:

Reporting within GE businesses: Each GE business conducted one or more reviews of its Conflict Minerals due diligence program with senior management in its Sourcing organization covering measurements relating to efforts to achieve supply chain transparency;


Communicating across GE businesses: Representatives of GE businesses and others having responsibilities for executing Conflict Minerals due diligence held regularly scheduled calls to discuss design and modification of the due diligence process, share best practices among the businesses, and monitor progress in executing the due diligence process; and


Reporting to GE Corporate Sourcing and Controllership leaders: Reports on GE's progress in completing Conflict Minerals due diligence have been made periodically to GE's Sourcing Council, which comprises GE corporate executives responsible for supply chain programs and the leads of the Sourcing organizations of GE's businesses; and to GE Controllership on "Leadership Brief" calls, attended by GE's Vice President and Controller and other senior management responsible for GE's Securities and Exchange Commission reporting.

C.	Establish a system of controls and transparency over the mineral supply chain
Identifying suppliers.  Each GE business identified:

Relevant Suppliers: suppliers that provide inputs to GE products that are known or are likely to contain 3TG through a process that is based on an examination of internal records such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and


Significant Suppliers: those suppliers within the universe of Relevant Suppliers that are most significant to GE's Conflict Minerals program using criteria developed by the business, such as the amount of sourcing spend with the supplier.

Identifying smelters and refiners in the supply chain.  Each GE business identified all smelters and refiners of Conflict Minerals that are first-tier suppliers to GE and used its best efforts to collect relevant data from Significant Suppliers using a survey tool developed by GE based on the Conflict-Free Sourcing Initiative's ("CFSI") Conflict Minerals Reporting Template ("CMRT").  The survey tool is designed to collect, manage and archive (for at least five years) supplier information relevant for Conflict Minerals due diligence including, among other things, the identity of smelters and refiners of 3TG in the supplier's supply chain.  For 2014, GE sought to improve the quality of survey results by applying standardized criteria, based on the CMRT, for assessing the acceptability of survey responses.
Conducting a reasonable country of origin inquiry.  For upstream due diligence to identify countries of origin and other relevant information concerning the conflict status of metals produced by the smelters and refiners identified in GE's supply chain, GE relies on the information made available through the Conflict-Free Smelter Program ("CFSP") administered by CFSI.  GE relied on this information to identify (1) the conflict status of 3TG processed by these smelters and refiners; and (2) the countries of origin of ores in the supply chains of these smelters and refiners that were listed by the CFSP as having been verified to be conflict-free during 2014.  Where the CFSP data showed that ores utilized by one or more of these smelters or refiners originated in one or more of the Covered Countries, GE concluded that there is reason to believe that 3TG from the Covered Countries is present in the products of the business in the supply chain for which such smelters or refiners were reported.  Due to business confidentiality and other competitive concerns, as recognized by the Supplement, the CFSP does not publish detailed information on specific mine and location of origin of ores that feed the smelters and refiners subject to verification reviews.  Consequently, no such information is provided in this Report.  CFSP's efforts to determine such information is described on the CFSI website (see "Additional Resources" below).
D.	Strengthen company engagement with suppliers
Regular communications. GE regularly communicated its expectations on responsible supply chains of Conflict Minerals by transmitting surveys and other communications from the sourcing organizations of the GE businesses to Significant Suppliers and other Relevant Suppliers using an electronic survey tool.
Contractual obligations. Each GE business contractually obligated Relevant Suppliers to (1) adopt policies and establish systems to use best efforts to procure Conflict Minerals from sources that have been verified as conflict free; (2) provide supporting data on their 3TG supply chains to GE when requested; and (3) provide GE with the rights to audit and terminate the contract in the event of material non-compliance.  These obligations are reflected in GE's Integrity Guide for Suppliers, Contractors and Consultants ("Integrity Guide"), which can be found on GE's website (see "Additional Resources" below).  Purchase order and contract terms and conditions in use by GE businesses bind suppliers to conform their behavior to the Integrity Guide.
E.	Establish a company level grievance mechanism
Integrity Guide.  The Integrity Guide provides four separate methods for suppliers and supplier personnel to raise concerns about matters that are subject to the Integrity Guide, including GE's expectations of suppliers concerning Conflict Minerals.

Open reporting system.  Each GE business also has an open reporting system through which employees and third parties may report concerns about policy violations, including concerns related to our Conflict Minerals policies. Concerns can be reported anonymously or for attribution through several channels, including the employee's manager, GE's legal department, or the relevant GE compliance officer, by calling the GE integrity hotline, or by emailing the GE Ombudsman.
No retaliation.  Both the Integrity Guide and the open reporting system forbid retaliation against any person reporting an integrity concern.

Step 2:  Identify and assess supply chain risks
A.	Use best efforts to identify the smelters and refiners in the supply chain
During 2014, using the processes described above under "Establish a system of controls and transparency over the mineral supply chain," GE businesses identified 8,947 Relevant Suppliers (down from 9,874 in 2013), including 2,347 Significant Suppliers (down from 3,191 in 2013).  Significant Suppliers identified 258 smelters and refiners of 3TG in their supply chains (up from 203 in 2013).  See Table A below for a complete list of identified smelters and refiners and their validation status under the CFSI CFSP.
B.	Identify the scope of the risk assessment of the mineral supply chain
Engaging with suppliers.  GE's Conflict Minerals supplier survey asked suppliers to identify smelters or refiners from which they made direct purchases of products containing 3TG (first-tier smelters or refiners to our first-tier suppliers), and during 2014, a number of GE suppliers reported the identities of first-tier smelters or refiners in their supply chains.  In 2014, GE continued to communicate to these suppliers encouraging them to impose requirements on their first-tier smelters and refiners consistent with those that GE imposes on its first-tier suppliers, as described under "Devise and adopt a risk management plan" below.
Engaging with smelters and refiners.  In addition to engaging with smelters and refiners through the CFSP, GE engaged independently with tungsten smelters from which GE Lighting buys tungsten-bearing products directly ("first-tier tungsten smelters") to encourage them to participate in the smelter validation process of the CFSP.  See "Devise and adopt a risk management plan" below for additional information on this engagement.
C.	Assess whether the smelters and refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas
Each GE business conducted due diligence to determine the degree of compliance by suppliers with the contractual obligations laid out in the Guidelines and the accuracy of reported information based on a risk analysis and with separate levels of intensity that depend upon risk of non-compliance.  Measures may include reviewing supplier responses for completeness, accuracy and credibility, and confirming smelter status by checking against the CFSI's Conflict Free Smelter list or other list of smelters that have been verified in accordance with OECD Guidance.
D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner's own facilities (including through participation in industry-driven programs)
First-tier suppliers.  Each GE business is responsible for confirming that each of its first-tier suppliers that are smelters and refiners (if any):
	has a policy and procedures to eliminate sourcing of conflict-supporting minerals;
	has been subject to an audit of the origin of their 3TG supplies conducted in accordance with OECD Guidance or has made a firm commitment to undergo such an audit as soon as it can be scheduled; and

	passes the audit as being conflict-free or, having failed the audit, has established and put into place a plan to correct process deficiencies by the end of the relevant reporting period.
Lower-tier (upstream) suppliers.  In accordance with OECD Guidance, including its audit recommendations for downstream companies, GE implemented upstream audits by participating in and cooperating with industry organizations.  GE is a partner company of CFSI and has, periodically, supported CFSI and CFSP through membership on governance committees and providing financial assistance and in-kind assistance with CFSP smelter validation.  As such, GE relied on the CFSP to conduct risk assessment at the upstream level.  For each smelter identified in its supply chain at the first or lower tiers, each GE business assessed the information available from the CFSP (or other audits conducted in accordance with OECD Guidance) to determine whether there were any "red flags" (as defined in OECD Guidance).

Step 3:  Design and implement a strategy to respond to identified risks
A.	Report findings to designated senior management
See "Structure internal management systems to support supply chain due diligence" above for a description of GE's Conflict Minerals due diligence internal reporting processes.
B.	Devise and adopt a risk management plan
Across GE.  Each GE business periodically compiles a report of Conflict Minerals risks identified in its supply chain at both the downstream and upstream levels for review by the GE business executive-level program owner to determine appropriate steps to take in mitigating any risks identified in the reports.  In 2014, these steps focused on reducing risk by engaging those first-tier suppliers that reported purchases directly from smelters or refiners to encourage those smelters or refiners (GE's second-tier smelters or refiners) to maintain programs to eliminate from their supply chains minerals from conflict mines and become verified as conflict-free under the CFSP or a similar program.
GE Lighting.  As noted above, GE Lighting has first-tier tungsten smelters in its supply chain, and, building on engagement with these smelters begun by GE Lighting as early as 2009, GE Lighting and GE Corporate in 2014 participated with the CFSP in meetings with representatives of the tungsten smelter industry to encourage tungsten smelter participation in the CFSP.  Currently, 100% of the first-tier tungsten smelters that provided product to GE Lighting North America in 2014 have been verified as conflict-free under the CFSP or are scheduled for a CFSP audit, and GE Lighting has suspended purchases from first-tier tungsten smelters that are not verified or scheduled for a verification audit.

Step 4:  Carry out independent 3rd-party audit of smelters/refiners' due diligence practices
See "Where necessary, carry out joint spot checks at the mineral smelter or refiner's own facilities (including through participation in industry-driven programs)" above for a discussion of how GE conducted risk assessment at the upstream level.

Step 5:   Report annually on supply chain due diligence
In addition to filing this Report, GE's Sustainability Report contains descriptions of its Conflict Minerals program, including a discussion of our due diligence process and progress in accomplishing the goals of our Statement on Conflict Minerals (see "Additional Resources" below).
3.	Continuous improvement
2014	progress. For 2014, GE continued to focus on:

	due diligence to improve the transparency in its Conflict Minerals supply chain, increasing the number of identified 3TG smelters and refiners in its supply chain by 27% to 258 in 2014; and

supplier engagement to reduce Conflict Minerals supply chain risk, increasing the number of smelters and refiners in our supply chain that have been verified to be conflict-free by 93% to 137 in 2014.  As a result, more than 50% of the smelters and refiners in our supply chain have been verified to be conflict-free.

2015 actions to improve due diligence and supplier engagement.  GE intends to take the following steps in 2015 to improve due diligence and thereby mitigate the risk that Conflict Minerals in GE products may benefit armed groups:

endeavor to continue to improve the percentage of Significant Suppliers responding to GE's supply chain surveys and the quality of their responses, by intensifying communication with suppliers and spreading across the GE businesses best practices learned during execution of the due diligence process in 2014; and


intensify the identification of and communication with GE's second-tier smelters and refiners – that is, those smelters and refiners that sell 3TG directly to GE's first-tier suppliers – in order to continue to increase the number of smelters and refiners that participate in the CFSP.

Description of Products Manufactured by GE in 2014
Appliances & Lighting

Major home appliances including refrigerators, freezers, electric and gas ranges, cooktops, dishwashers, clothes washers and dryers, microwave ovens, room air conditioners, residential water systems for filtration, softening and heating, and hybrid water heaters

	Lighting products for consumer, commercial, and industrial applications, including incandescent, halogen, fluorescent, high-intensity discharge, light-emitting diode, automotive and miniature products
Aviation
	Jet engines, turboprop and turbo shaft engines, and related replacement parts for use in military and commercial aircraft
	Aerospace systems and equipment, including airborne platform computing systems, power generation and distribution products, mechanical actuation products and landing gear
	Various engine components for use in both military and commercial aircraft
Energy Management

Integrated electrical products and systems used to distribute, protect and control energy and equipment, including electrical distribution and control products, lighting and power panels, switchgear and circuit breakers for a variety of residential, commercial, consumer and industrial applications

	Industrial-strength communications equipment
	Smart meters
	Monitoring and diagnostics equipment

	Advanced analytics equipment
	Advanced motor, drives and control equipment
	Automation equipment, including single board computers, motion control and operator interface equipment
Healthcare
	Medical diagnostic imaging and information equipment, including magnetic resonance, computed tomography and positron emission tomography scanners
	X-ray, nuclear imaging, digital mammography, and molecular imaging equipment
	Medical diagnostics, and patient monitoring systems
	Disease research, drug discovery and biopharmaceutical manufacturing products
	Equipment for patient and resident monitoring, diagnostic cardiology, ultrasound, bone densitometry, anesthesiology and oxygen therapy, and neonatal and critical care devices
	Medical diagnostics and life sciences products, including diagnostic imaging agents used in medical scanning procedures, drug discovery, biopharmaceutical manufacturing and purification

Tools for protein and cellular analysis for pharmaceutical and academic research, including existing and a pipeline of precision molecular diagnostics in development for neurology, cardiology and oncology applications

Oil & Gas
	Equipment for the global oil and gas industry, used in applications ranging from drilling through production
	Equipment for liquefied natural gas and pipeline compression, pipeline inspection, and downstream processing in refineries and petrochemical plants
	Surface and subsea drilling and production equipment
	Equipment for floating production platforms
	Compressors
	Turbines
	Turboexpanders
	High pressure reactors
	Industrial power generation and auxiliary equipment
	Sensors for temperature, pressure, moisture, gas and flow rate
	Non-destructive testing inspection equipment, including radiographic, including ultrasonic, remote visual and eddy current equipment

Power & Water

Products and services related to energy production, including gas turbines and generators used principally for generation of electricity and for industrial cogeneration and mechanical drive applications

	Integrated gasification combined cycle systems
	Steam turbines and generators for fossil-fired, combined cycle, integrated gasification combined cycle, renewable, industrial, petrochemical, and nuclear applications
	Wind turbines
	Aircraft engine derivatives for use as industrial power sources
	Nuclear reactors and fuel for boiling water reactors

Industrial and municipal water systems products, including specialty chemicals, water purification systems, pumps, valves, filters and fluid handling equipment, including mobile treatment systems and desalination equipment.

Transportation
	High-horsepower, diesel-electric locomotives and kits
	Train control products, and signaling systems
	Drive technology products for the mining, transit, marine and stationary, and drilling industries
	Mining products with a focus on underground mining
Information Known to GE about 3TG in GE products
GE manufactures a wide range of products that contain Conflict Minerals, but GE does not purchase ore or unrefined conflict minerals from mines and generally is many steps removed in the supply chain from the mining of these minerals.  We purchase materials from a wide network of suppliers so we necessarily rely on them to assist with our reasonable country of origin inquiry.  After performing a reasonable country of origin inquiry and due diligence for 2014, we have not been able to establish the conflict status of our products, due to the continued unavailability of complete information across our broad and deep supply chain.
Facilities Used to Process 3TG in GE Products
GE obtained information about the facilities used to process 3TG in GE products through the downstream due diligence activities described in this Report.  Table A below contains a list of smelters and refiners that GE suppliers identified as being present in their supply chains that GE believes may have processed 3TG contained in GE products.
Countries of Origin of 3TG in GE Products
GE obtained information about the country of origin and mine or location of origin of 3TG in GE products through reliance on the CFSP's upstream audits of smelters and refiners in GE's supply chain described in this Report.  Table B below contains a list of known countries of origin of 3TG used by smelters and refiners that GE suppliers identified as being present in their supply chains.

Table A
Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

	A. CFSI Compliant Smelters & Refiners[1]		B. CFSI Participating Smelters & Refiners[2]		C. Other Smelters & Refiners[3]		Total
	2013	2014	2013	2014	2013	2014	2013	2014
Tantalum	20	38	1	1	2	2	23	41
Tin	13	28	12	22	42	23	67	73
Tungsten	0	11	15	20	6	4	21	35
Gold	38	60	36	7	18	42	92	109

(1)	Audited by the CFSI and have been found to be compliant with the CFSI's Conflict-Free Smelter Program.
(2)
In the process of being audited by the CFSI, including, for 2014, 19 tungsten smelters that have agreed to complete a CFSP audit within two years of joining the Tungsten Industry – Conflict Minerals Council.

(3)	Have not commenced the process of being audited by the CFSI.
A. CFSI Compliant Smelters and Refiners for 2014
Metal	Smelter/Refiner Name	Smelter/Refiner Location
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico

Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Russian Federation
Gold	PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Tin	Alpha	United States
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	OMSA	Bolivia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Putra Karya	Indonesia

Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China

B. CFSI Participating Smelters and Refiners for 2014
Metal	Smelter/Refiner Name	Smelter/Refiner Location
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Cendres & Métaux SA	Switzerland
Gold	Sabin Metal Corp.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan

Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co,. Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China

Tantalum	King-Tan Tantalum Industry Ltd	China

C. Other Smelters and Refiners for 2014
Metal	Smelter/Refiner Name	Smelter/Refiner Location
Gold	Advanced Chemical Company	United States
Gold	Aktyubinsk Copper Company TOO	Russian Federation
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Uralectromed	Russian Federation
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Samduck Precious Metals*	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	So Accurate Group, Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Korea, Republic of
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

Tin	China Rare Metal Materials Company	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	CV Makmur Jaya	Indonesia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia

Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Tantalite Resources	South Africa

Table B

Gold	Tantalum	Tin	Tungsten

Argentina	Argentina	Argentina	Argentina
Australia	Australia	Australia	Australia
Austria	Austria	Austria	Austria
Belgium	Belgium	Belgium	Belgium
Brazil	Brazil	Brazil	Brazil
Chile	Chile	Chile	Chile
China	China	China	China
Colombia	Colombia	Colombia	Colombia
Côte d'Ivoire	Côte d'Ivoire	Côte d'Ivoire	Côte d'Ivoire
Czech Republic	Czech Republic	Czech Republic	Czech Republic
Djibouti	Djibouti	Djibouti	Djibouti
Egypt	Egypt	Egypt	Egypt
Estonia	Estonia	Estonia	Estonia
Ethiopia	Ethiopia	Ethiopia	Ethiopia
France	France	France	France
Germany	Germany	Germany	Germany
Guyana	Guyana	Guyana	Guyana
India	India	India	India
Indonesia	Indonesia	Indonesia	Indonesia
Ireland	Ireland	Ireland	Ireland
Israel	Israel	Israel	Israel
Japan	Japan	Japan	Japan
Lao PDR	Lao PDR	Lao PDR	Lao PDR
Luxembourg	Luxembourg	Luxembourg	Luxembourg
Madagascar	Madagascar	Madagascar	Madagascar
Malaysia	Malaysia	Malaysia	Malaysia
Mongolia	Mongolia	Mongolia	Mongolia
Myanmar	Myanmar	Myanmar	Myanmar
Netherlands	Netherlands	Netherlands	Netherlands
Nigeria	Nigeria	Nigeria	Nigeria
Peru	Peru	Peru	Peru
Bolivia	Bolivia	Bolivia	Bolivia
Portugal	Portugal	Portugal	Portugal
Republic of Korea	Republic of Korea	Republic of Korea	Republic of Korea
Russian Federation	Russian Federation	Russian Federation	Russian Federation
Sierra Leone	Sierra Leone	Sierra Leone	Sierra Leone
Singapore	Singapore	Singapore	Singapore
Suriname	Suriname	Suriname	Suriname
Switzerland	Switzerland	Switzerland	Switzerland
Thailand	Thailand	Thailand	Thailand
United Kingdom	United Kingdom	United Kingdom	United Kingdom
United States	United States	United States	United States
Zimbabwe	Zimbabwe	Zimbabwe	Zimbabwe
	Kenya	Kenya	Angola
	Mozambique	Mozambique	Burundi
	South Africa	South Africa	Central African Republic
	Angola	Angola	Republic of Congo
	Burundi	Burundi	Rwanda
	Central African Republic	Central African Republic	South Sudan
	Republic of Congo	Republic of Congo	Uganda
	Rwanda	Rwanda	Tanzania
	South Sudan	South Sudan	Zambia
	Uganda	Uganda
	Tanzania	Tanzania
	Zambia	Zambia
	DRC	DRC

Acronyms Used in This Report
3TG	Tin, Tantalum, Tungsten or Gold
CFSI	Conflict-Free Sourcing Initiative
CFSP	Conflict-Free Smelter Program
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
Additional Resources*
GE's Sustainability Report – Conflict Minerals
www.gesustainability.com/building-things-that-matter/supply-chain/conflict-minerals/
GE's Statement on Conflict Minerals
www.gesustainability.com/building-things-that-matter/supply-chain/conflict-minerals/
GE's Integrity Guide for Suppliers, Contractors and Consultants
www.gesupplier.com/html/SuppliersIntegrityGuide.htm
GE's Spirit & Letter
www.ge.com/files_citizenship/pdf/TheSpirit&TheLetter.pdf
Conflict-Free Sourcing Initiative
www.conflictfreesourcing.org/
OECD Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/corporate/mne/GuidanceEdition2.pdf
*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.
Forward-Looking Statements

This Report contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and results, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target."  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements.
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